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AGREEMENT DATED AUGUST 25, 2000

BETWEEN

AFRICA RESOURCES CORP., of #406-1040 Hamilton Street, Vancouver,
British Columbia, Canada, V6B 2R9; (herein referred to as "first party" or "ARC")

AND

AFFORDABLE HOMES OF AMERICA, INC., of 4505 Hacienda Avenue Unit I-1, Las Vegas, Nevada, USA. (herein referred to as "second party" or
"AHOA")

WHEREAS

The first party, acting as general financial consultant for AHOA, a US based corporation with the desire to assist in the private placement of shares of AHOA through the preparation of an Offering Memorandum, Regulation S subscription document, Regulation D subscription document and any other material required to facilitate the private placement;

The first party warrants that the contents of this agreement are, consequent to certain arrangements, binding upon AHOA;

The second party warrants that it clearly understands that its efforts towards the scheduled private placements will be directed solely towards `sophisticated" and/or "accredited" investors and "non-US persons" as such terms are defined in securities regulations in Canada or the United States;

The second party has, in principle, agreed to terms of private placements of shares of AHOA and, recognizes the first party as its advisor with regards to the placement, commission and inventive terms as defined in the Term Sheet dated August 25, 2000;

The first party and the second party jointly, pursuant to the preparation of the draft Offering Memorandum, subscription documents and Term Sheet, jointly agree that this document represents the binding "private placement agreement" between both parties and that the terms and conditions contained in the foregoing paragraphs are hereby agreed upon regardless of any earlier agreements;

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TERMS AND CONDITIONS:

1. The first party agrees to provide investment banking services to the second party's with respect to the second party's private placement. These services will include, but not be limited to, the preparation of documents for private placement (Offering Memorandum, subscription documents, etc.); presentations, introductions and sales to potential subscribers, Investor Relations assistance, the introduction of future strategic and/or JV partners;

2. The first party agrees to provide a corporation for AHOA's use as per its Joint Venture Agreement with Al Nasr Trading and Investment Cor-poration dated August 14, 2000; the said corporation will be formed and provided by ARC to AHOA as either a Canadian or US corporation as required by AHOA;

3. In lieu of services provided for the AHOA's private placement, ARC will receive a sum equivalent to 4% of the private placement amount (number of shares placed multiplied by the price of the share) in cash ($120,000) from AHOA; such a commission amount is payable immediately upon receipt of the total private placement proceeds by AHOA to an accredited designated by ARC;

4. Towards further compensation, ARC will receive from AHOA a total of 4% free trading shares (240,000 shares) and 2% (120,000 shares) in warrants with each warrant entitling ARC (or assignee) the right to purchase one share of AHOA at a price of US $0.50 per share within a period of one year from the date of the issuance of said warrants;

5. Certain out-of-pocket expenses will be billed separately and will be subject to a ceiling mutually agreed upon by both parties.

COMPLETION OF THE PRIVATE PLACEMENT:

6. The private placement is deemed to start August 25, 2000 and is targeted for completion on September 30, 2000 (the "completion date");

7. Any agreed upon alteration in the amounts as per paragraph 3 above (e.g. acceptance of minimum subscription amount) will also allow the second party to adjust commissions and incentives outlined in this agreement after discussions with the first party;

8. Any extension or extensions to the completion date will only be made in writing between both parties to this agreement.

GENERAL:

9. This agreement is governed by the laws of the Province of British Columbia, Canada, the laws of the State of Nevada, USA as such laws are relevant and applicable;

10. AHOA undertakes to obtain independent legal advice to determine the suitability of any documents prepared by ARC;

11. The objective of this agreement is to create a foundation of good faith and understanding between both parties to enable a longer term and ongoing relationship and discussions regarding any amendments or extensions applicable herein will be conducted in the spirit with which this agreement has been formulated and concluded.

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12. Contact Information:

Africa Resources Colporation
Allison Eaton
Tel: (604) 689-5598
Affordable Homes of America, Inc
Merle Ferguson
Tel: (702) 579-4888